Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 (File No 333-286294) of our report dated March 17, 2026, relating to the financial statements of Fold Holdings, Inc. included in the Prospectus Supplement, which is part of this Registration Statement.

/s/ CBIZ CPAs P.C.

New York, NY

March 17, 2026